UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2009

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-34272 (Commission File Number)	59-3551629 (IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On September 11, 2009, we issued a press release announcing that we filed with the Securities and Exchange Commission to withdraw our registration statement for a proposed secondary public offering of shares of our common stock.  The registration statement was initially filed with the Securities and Exchange Commission on August 26, 2009.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 8.01               Other Information.

The registration statement that we withdrew on September 11, 2009 (see Item 7.01 above) contained the risk factors set forth below related to the update we received from the U.S. Department of Education's Office of Inspector General.   These risk factors were included in Amendment No. 1 to the registration statement, which amendment we filed on September 4, 2009.  We are including these risk factors below so that they will be filed under the Exchange Act and applicable rules and regulations following the withdrawal of the registration statement.

The U.S. Department of Education's Office of Inspector General has conducted a compliance audit of Ashford University and has preliminarily advised us of certain areas of noncompliance.

The U.S. Department of Education's Office of Inspector General, or OIG, is responsible for promoting the effectiveness and integrity of the U.S. Department of Education's programs and operations. With respect to educational institutions that participate in Title IV programs, the OIG conducts its work primarily through an audit services division and an investigation services division. The audit services division typically conducts general audits of schools to assess their administration of federal funds in accordance with applicable rules and regulations. The investigation services division typically conducts focused investigations of particular allegations of fraud, abuse or other wrongdoing against schools by third parties, such as a lawsuit filed under seal pursuant to the federal False Claims Act.

The OIG's audit services division commenced a compliance audit of Ashford University in May 2008, covering the period March 10, 2005 through June 30, 2009. The scope of the audit covered Ashford University's administration of Title IV program funds, including compliance with regulations governing institutional and student eligibility, awards and disbursements of Title IV program funds, verification of awards, returns of unearned funds and compensation of financial aid and recruiting personnel. On September 2, 2009, the OIG notified Ashford University of its completion of field work and informed us that its tentative findings include certain instances of noncompliance with provisions of the Higher Education Act and regulations governing Ashford University's administration of Title IV programs. Specifically, the OIG preliminarily identified the following areas of noncompliance:

•              compensation policies and practices with respect to enrollment advisors;

•              calculation of returns of Title IV program funds;

•              timeliness of returns of Title IV program funds;

•              student authorizations to retain credit balances;

•              disbursements of unearned Title IV program funds; and

•              maintenance of supporting documentation for students' leaves of absence.

The OIG's findings are preliminary and remain under review by the staff of the OIG. While we believe Ashford University operates in substantial compliance with the regulations of the U.S. Department of Education which are applicable to the areas under review, due to the preliminary nature of the OIG's findings, we cannot predict the extent of the OIG's ultimate findings. However, we expect that the OIG's draft report will assert findings of noncompliance and if such findings are included in the OIG's final report could result in recommendations that the U.S. Department of Education's Office of Federal Student Aid impose fines on Ashford University and require Ashford University to take corrective action.

The OIG expects to issue its findings in a draft audit report at the end of September 2009, and Ashford University will then have thirty days to submit responses to the OIG's tentative findings. After the OIG has considered our responses, the OIG will issue a final audit report, which will contain the OIG's final findings and any recommendations to the Office of Federal Student Aid based on those findings. If the OIG identifies instances of noncompliance in its final audit report, the Office of Federal Student Aid would determine what action to take, if any. Such action could include requiring Ashford University to modify its Title IV administration procedures or its practices with respect to the compensation of its enrollment advisors, assessing a monetary liability for the return of Title IV program funds or the commencement of an administrative action to impose potentially significant fines or to limit, suspend or terminate Ashford University's Title IV participation. In the event that the office of Federal Student Aid assessed any monetary liabilities or commenced an administrative action, Ashford University would pursue fully its administrative remedies. Because of the ongoing nature of the OIG audit, we cannot predict the ultimate extent of the draft or final audit findings or the potential liability or remedial actions that might result. Such findings and related remedial action may have a material adverse impact on our reputation in the industry, our cash flows and results of operations, our ability to recruit students and our business.

Our schools may be sanctioned or subject to lawsuits if they pay impermissible commissions, bonuses or other incentive payments to individuals involved in certain recruiting, admissions or financial aid awarding activities.

An institution that participates in Title IV programs may not provide any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admissions or financial aid awarding activity. Although the U.S. Department of Education's regulations set forth 12 "safe harbors" which describe compensation arrangements that do not violate the incentive compensation rule, including the payment and adjustment of salaries and bonuses under certain conditions, the law and regulations do not establish clear criteria for compliance in all circumstances, and the U.S. Department of Education no longer reviews and approves compensation plans prior to their implementation. If one of our institutions were to violate the incentive compensation rule, it would be subject to monetary liabilities or to administrative action to impose a fine or to limit, suspend or terminate its eligibility to participate in Title IV programs, which would have a material adverse effect on our enrollments, revenues and results of operations.

Additionally, several of our competitors have been faced with lawsuits brought by current or former employees pursuant to the federal False Claims Act, alleging violations of the incentive compensation rule. Defending a False Claims Act lawsuit could be costly and could divert management's time and attention from our business, regardless of whether the claim has merit. The adverse resolution of such a lawsuit could lead to monetary liability, including treble damages and attorneys' fees, and other sanctions, which could have a material adverse effect on our business, results of operations and financial condition.

Item 9.01                                             Exhibits and Financial Statements.

(d)                                 Exhibits.

99.1                           Press release dated September 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer